UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 12th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GGRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors and Certain Officers

Jeff Enslin

On May 15, 2026, Jeff Enslin notified the board of directors (the “Board”) of The Glimpse Group, Inc. (the “Company”), of his resignation as a member of the Board and all committees thereof, effective immediately. As a Class II Director, Mr. Enslin’s term was set to expire at the Company’s annual meeting of stockholders to be held in 2028. Mr. Enslin’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

The Company currently expects that a new director will be appointed to the Board to fill the vacancy created by Mr. Enslin’s resignation during June 2026, although there can be no assurance regarding the timing or completion of such appointment.

Maydan Rothblum

On May 15, 2026, Maydan Rothblum notified the Board of his resignation as a member of the Board and all committees thereof, and from his roles as Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of the Company, in each case effective immediately. As a Class II Director, Mr. Rothblum’s term was set to expire at the Company’s annual meeting of stockholders to be held in 2028. Mr. Rothblum’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

The Company currently expects that a new Chief Financial Officer of the Company will be appointed during June 2026, although there can be no assurance regarding the timing or completion of such appointment.

Mr. Rothblum is expected to remain as an advisor to the Board to assist with, among other matters, legacy Company matters, public company management, strategy and capital markets, and continued cohesiveness of the Glimpse finance team and audit during the transition and afterwards.

Lyron Bentovim

On May 15, 2026, Lyron Bentovim notified the Board of his resignation as the Chairperson and a member of the Board and all committees of the Board, and from his roles as President and Chief Executive Officer of the Company, in each case effective June 15, 2026. As a Class III Director, Mr. Bentovim’s term was set to expire at the Company’s annual meeting of stockholders to be held in 2026. Mr. Bentovim’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

Tyler Gates, the current General Manager of the Company’s subsidiary, Brightline Interactive, is expected to transition to the role of Chief Executive Officer of the Company and to also fill the Board vacancy created by Mr. Bentovim’s resignation, in each case during June 2026, although there can be no assurance regarding the timing or completion of such appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer